Filed in the Office of	Business Number C22773-2001
FVAguilar	Filing Number 20244334938
Secretary of State State Of Nevada	Filed On 9/17/2024 8:58:00 AM
	Number of Pages 3

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: LIBERTY STAR URANIUM & METAL CORP. Entity or Nevada Business Identification Number (NVID): NV20011404397
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2 3, 5 and 6)	Certificate to Accompany Restated Articles or Amended and Restated Articles Restated Articles - No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate. Amended and Restated Articles * Restated or Amended and Restated Articles must be included with this filing type.
3. Type of Amendment Filing Being Completed: (Select only one box) (If amending, complete section 1, 3, 5 and 6.)	Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock) The undersigned declare that they constitute at least two-thirds of the following: (Check only one box) Incorporators board of directors The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued
	× Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock) The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 83.4% Or No action by stockholders is required, name change only.
	Officer's Statement (foreign qualified entities only) - Name in home state, if using a modified name in Nevada: Jurisdiction of formation: Changes to takes the following effect: The entity name has been amended. Dissolution The purpose of the entity has been amended. Merger The authorized shares have been amended. Conversion Other: (specify changes) * Officer's Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

This form must be accompanied by appropriate fees.

FRANCISCO V. AGUILAR
Secretary of State
401 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Profit Corporation:
Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)
Certificate to Accompany Restated Articles or Amended and Restated Articles (PURSUANT TO NRS 78.403)
Officer's Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic Corporations only)	Changes to takes the following effect: The entity name has been amended. The registered agent has been changed. (attach Certificate of Acceptance from new registered agent) The purpose of the entity has been amended. [x] The authorized shares have been amended. The directors, managers or general partners have been amended. IRS tax language has been added. Articles have been added. Articles have been deleted. [X] Other. The articles have been amended as follows: (provide article numbers, if available) The company shall be authorized to issue 150,000,000 shares (cont...) (attach additional page(s) if necessary)
6. Signature: (Required)	X /s/: *Patricia Madaris* CFO & VP Finance Signature of Officer or Authorized Signer Title X ____________________ Signature of Officer or Authorized Signer Title *If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

of common stock, par value $0.00001 which is 149,500,000 common and 500,000 common Class A shares.

See attached page. "Exhibit A Article IV"

This form must be accompanied by appropriate fees.

Exhibit A

ARTICLE IV
SHARES OF STOCK

Section 4.01 Number and Class. The aggregate number of shares of Corporation shall have authority to issue is One Hundred and Fifty Million (150,000,000) shares, consisting of two classes, designated, respectively, "Common Stock" and "Class A Common Stock", with all of such shares having a par value of $0.00001 per share. The total number of shares of Common Stock shall be 149,500,000 and the total number of shares of Class A Common Stock shall be 500,000 shares.

Notwithstanding the foregoing these Articles hereby vest the Board of Directors of the Corporation with such authority as may be necessary to prescribe such classes, series and numbers of each class or series of Stock. In addition, the Board is hereby vested with such authority as may be necessary to prescribe the voting powers, designations, preferences, limitations, restrictions and relative rights of each class or series of Stock created. All classes of Stock may be issued from time to time without action by the Stockholders.